UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2013

POWERWAVE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21507	11-2723423
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1801 E. St. Andrew Place

Santa Ana, CA 92705

(Address of principal executive offices)

Registrant’s telephone number, including area code: (714) 466-1000

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

On April 24, 2012, Filtronic (Suzhou) Telecommunications Products Co., Ltd., a subsidiary of Powerwave Technologies, Inc. (“Powerwave” or the “Company”) entered into an Asset Purchase Agreement with Shenzhen Tatfook Technology Co., Ltd. (“Tatfook”) pursuant to which Powerwave’s Chinese subsidiary sold certain assets of its Chinese manufacturing facility located in Suzhou, China to Tatfook. In connection with this transaction, Powerwave entered into a Supply Agreement with the Tatfook (the “Supply Agreement.”) The Supply Agreement had an initial term of three years and under the Supply Agreement, Powerwave agreed to purchase certain components and finished products from Tatfook. On January 27, 2013, Powerwave terminated the Supply Agreement for cause or, in the alternative, without cause per the terms of the Supply Agreement. Powerwave had been in a dispute with Tatfook as a result of Tatfook unilaterally imposing a credit limit on Powerwave that Powerwave believes was contrary to the terms of the Supply Agreement.

Item 1.03 Bankruptcy or Receivership

On January 28, 2013, the Company filed a voluntary petition for relief (the “Bankruptcy Filing”) under chapter 11 of title 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) case number 13-10134. The Company’s foreign and U.S. subsidiaries (collectively, the “Non-Filing Entities”) were not part of the Bankruptcy Filing. The Company will continue to operate its businesses as a “debtor in possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court. The Non-Filing Entities will continue to operate in the ordinary course of business. The Company intends to use the protections afforded under Chapter 11 the Bankruptcy Code to, among other things, facilitate a reorganization or sale of the Company or its assets.

The Company’s stockholders are cautioned that trading in the shares of the Company’s common stock during the pendency of the Bankruptcy Filing will be highly speculative and will pose significant substantial risks. Trading prices for the Company’s common stock may bear little or no relationship to the actual recovery, if any, by holders thereof in the Company’s Bankruptcy Filing. Accordingly, the Company urges extreme caution with respect to existing and future investments in its common stock. In connection with the Bankruptcy Filing, no assurance can be given as to the value, if any, that may be ascribed to our various pre-petition liabilities or the Company’s common stock. The Company cannot predict what the ultimate value of its common stock may be or whether the holders of common stock will receive any distribution in the Company’s reorganization; however, it is likely that the Company’s common stock will have very little or no value given the amount of the Company’s liabilities compared to its assets.

The Company is subject to a number of risks and uncertainties associated with the Bankruptcy Filing, which may lead to potential adverse effects on the Company’s liquidity, results of operations, brand or business prospects. The Company cannot provide any assurance of the outcome of the Company’s chapter 11 proceeding. Risks associated with the Bankruptcy Filing may impact all entities, including the Non-Filing Entities, and include the following:

•	the ability of the Company to continue as a going concern;

•	the Company’s ability to obtain Bankruptcy Court approval with respect to motions in the chapter 11 case and the outcomes of Bankruptcy Court rulings of the case in general;

•	the length of time the Company will operate under the chapter 11 case and its ability to successfully emerge;

•	the ability of the Company and its subsidiaries to develop and consummate one or more plans of reorganization with respect to the chapter 11 case or to effectuate a sale in the chapter 11 case;

•

the Company’s ability to obtain Bankruptcy Court and creditor approval of any reorganization plan and the impact of alternative proposals, views and objections of creditor committees and representatives, which may make it difficult to develop and consummate a reorganization plan in a timely manner;

•	risks associated with third party motions in the chapter 11 case, which may interfere with the Company’s plan of reorganization or a sale of the Company or its assets;

•	the ability to maintain sufficient liquidity throughout the chapter 11 proceedings;

•	increased costs related to the bankruptcy filing and other litigation;

•	the Company’s ability to manage contracts that are critical to its operations, to obtain and maintain appropriate terms with customers, suppliers and service providers;

•	whether the Company’s non-U.S. subsidiaries continue to operate their businesses in the normal course; and

•	the Company’s ability to retain its key employees who may choose to seek other opportunities due to the uncertainties surrounding the Company and its lack of financial resources.

Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The Bankruptcy Filing described in Item 1.03 above constituted an event of default with respect to the following debt instruments (the “Debt Documents”):

(a) Indenture, dated as of November 10, 2004, by and among the Company, and Deutsche Bank Trust Company Americas, as Trustee, with respect to approximately $51,000 principal amount, together with accrued and unpaid interest on outstanding debt securities in the form of 1.875%% Convertible Subordinated Notes due 2024;

(b) Indenture, dated as of September 27, 2007, between the Company and Deutsche Bank Trust Company Americas, as Trustee, with respect to approximately $150,000,000 principal amount, together with accrued and unpaid interest on outstanding debt securities in the form of 3.875% Convertible Subordinated Notes due 2027;

(c) Indenture, dated as of July 26, 2011, by and among Company and Deutsche Bank Trust Company Americas, as Trustee, with respect to approximately $100,000,000 principal amount, together with accrued and unpaid interest on outstanding debt securities in the form of 2.75% Convertible Senior Subordinated Notes due 2041(the “2.75% Notes”); and

(d) Credit Agreement dated September 11, 2012 by and among the Company, the lenders signatory thereto and P-Wave Holdings LLC, as Agent (the “Credit Agreement”) with respect to approximately $35,000,000 principal amount, together with accrued and unpaid interest outstanding.

The Bankruptcy Filing described in Item 1.03 above also constituted an event of default with respect to the Real Estate Lease between the Company and AGNL Antenna, LP dated October 21, 2011 regarding the Company’s corporate headquarters (“Real Estate Lease”).

The Debt Documents provide that as a result of the Bankruptcy Filing the principal amount (and, in the case of the 2.75% Notes, all accreted principal), and all accrued and unpaid interest under the Debt Documents shall be immediately due and payable. In addition, the Bankruptcy Filing resulted in the termination of the lending commitment under the Credit Agreement. Any efforts to enforce the payment obligations under the Debt Documents or the default under the Real Estate Lease are stayed as a result of the Bankruptcy Filing and the creditors’ rights of enforcement in respect of the Debt Documents and the Real Estate Lease are subject to the applicable provisions of the Bankruptcy Code.

Item  3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

The Company previously received a letter on June 15, 2012 from The NASDAQ OMX Group (“NASDAQ”) notifying the Company that it failed to comply with NASDAQ Listing Rule 5450(a)(1) because the bid price for the Company’s common stock, over the last 30 consecutive business days, has closed below the minimum $1.00 per share requirement for continued listing. In accordance with NASDAQ Listing Rule 5810(c)(3)(A), the Company had a period of 180 calendar days, or until December 12, 2012, to regain compliance with the NASDAQ minimum bid price rule. On December 13, 2012, the Company received a Staff Delisting Determination Letter from NASDAQ indicating that the Company had not timely regained compliance with the NASDAQ minimum bid price rule and that the Company’s common stock was subject to delisting unless the Company requested a hearing before a NASDAQ Listing Qualifications Panel (the “Panel.”) The Company requested a hearing before the Panel, and the Panel set a hearing on January 31, 2013. On January 28, 2013, in light of the Bankruptcy Filing described in Item 1.03, the Company requested that the hearing before the Panel be cancelled. In response to the Bankruptcy Filing, by letter dated January 28, 2013, NASDAQ notified the Company that its common shares would be suspended at the open of business on January 30, 2013 and that NASDAQ will file a Form 25 Notification of Delisting with the Securities Exchange Commission in accordance with its internal procedures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 28, 2013	POWERWAVE TECHNOLOGIES, INC

	By:	/s/ Kevin T. Michaels
Kevin T. Michaels
Chief Financial Officer

4